UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
March 18, 2022
SHARPS COMPLIANCE CORP.
Commission File No. 001-34269

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	74-2657168
(State Or Other Jurisdiction Of Incorporation Or Organization)	(IRS Employer Identification No.)
9220 Kirby Drive, Suite 500
Houston, Texas 77054
(Address Of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code)
713-432-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Shares, $0.01 Par Value	SMED	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is a an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 9.01 Financial Statement and Exhibits.

SIGNATURES

     INDEX EXHIBITS

Item 1.01 Entry into a Material Definitive Agreement

The information required by this item is included in Item 2.03.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 18, 2022, certain wholly owned subsidiaries of Sharps Compliance Corp. (the “Company”) amended and restated its existing Credit and Loan Agreements with its existing commercial bank (the “Credit Agreement”). The Credit Agreement expands the facility available to the Company, extends the maturity date of the Credit Agreement from December 28, 2023 to March 18, 2027 and increases the maximum Cash Flow Leverage Ratio from 3.00 to 3.50. The Credit Agreement provides for a $36 million committed credit facility. The proceeds of the credit facility may be utilized as follows: (i) $6 million for working capital that can be increased to $10 million upon the Company’s request, letters of credit (up to $2 million) and general corporate purposes and (ii) $30 million for acquisitions. Advances under the acquisition line convert to a five-year term note at the end of a three-year advancing period. Borrowings bear interest at the greater of (a) zero percent or (b) the SOFR AVG 30 Day in Advance (“SOFR30A”) plus a margin of 2.5%. The margin no longer fluctuates with the Company’s cash flow leverage ratio. The interest rate as of March 18, 2022 was approximately 2.725%. The Company paid a facility fee of $0.1 million upon execution of the Credit Agreement.

As of March 18, 2022, the Company has the following bank debt outstanding (in millions):

Credit Agreement:
Working Capital	$—
Acquisition Line	—
Real Estate	2.7
Equipment	0.7
Total Bank Debt	$3.4

The Credit Agreement contains affirmative and negative covenants that, among other things, require the
Company to maintain a maximum cash flow leverage ratio and a minimum debt service coverage ratio as described therein. The Credit Agreement also contains customary events of the Company's default which, if incurred, may terminate the Credit Agreement and require, among other things, immediate repayment of all indebtedness to the lenders.

The description of the Credit Agreement contained herein is qualified in its entirely by reference to the Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the press release issued by the Company is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.
(a) Financial Information
Not applicable
(b) Pro Forma Financial Information
Not applicable
(c) Exhibits
Exhibit Description
10.1 Amended and Restated Loan Agreement, dated March 18, 2022
99.1 Press Release, dated March 22, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2022	SHARPS COMPLIANCE CORP.

By: /s/ DIANA P. DIAZ
Diana P. Diaz
Senior Vice President and Chief Accounting Officer

INDEX TO THE EXHIBITS

10.1	Amended and Restated Loan Agreement, dated March 18, 2022
99.1	Press Release, dated March 22, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)